SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K
                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                       ___________________



                        December 24, 1998
       (Date of Report (date of  earliest event reported))



                       TAYLOR DEVICES, INC.
        (Exact name of registrant as specified in charter)



    New York                0-3498                  16-0797789
(State or other        (Commission File            IRS Employer
Jurisdiction of             Number)                 Identification
Incorporation)                                        Number)


      90 Taylor Drive, North Tonawanda, New York 14120-0748
             (Address of principal executive offices)


                           716-694-0800
       (Registrant's telephone number, including area code)




Item 5.        Other Events.

     On December 24, 1998, the Board of Directors voted unanimously to authorize Registrant's President and Chief Executive Officer, Douglas P. Taylor, to use approximately $225,000 of Registrant's cash on hand to purchase shares of its outstanding common stock, $.025 par value ("Shares") from selling shareholders. Purchases may be made from time to time, commencing the date of this Report until December 31, 1999, at the then current market price of the Shares. Registrant expects to execute the program through open-market purchases.


Exhibits filed as part of this Report:

Exhibit Number              Page in sequential numbering system
                                 where Exhibit is found


(99) Press release dated                       3
     January 5, 1999



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TAYLOR DEVICES, INC.
                                       (registrant)


DATED:   January 5, 1999      By:      /s/Douglas P. Taylor, President
                                             and Chief Executive Officer



Exhibit 99


               PRESS RELEASE DATED JANUARY 5, 1999
                   Contact: Henry T. Rockwell
                         (203) 262-6596


FOR IMMEDIATE RELEASE


             TAYLOR DEVICES, INC. TO PURCHASE SHARES

     North Tonawanda, NY,  January 5, 1999   Taylor Devices, Inc.
(NASDAQ: TAYD) announced today that its Board of Directors authorized the Company's President and Chief Executive Officer,Douglas P. Taylor, to use approximately $225,000 of cash on hand to purchase shares of the Company's outstanding common stock, $.025 par value, from selling shareholders. Purchases may be made from time to time, commencing immediately, until December 31, 1999, at the then current market price of the Shares. The Company expects to execute the program through open-market purchases.

     Taylor Devices, Inc. employs over 80 people in Western New York, and designs, develops, manufactures, and markets tension control, energy storage and shock absorption devices for use in various types of machinery, equipment and structures, including devices for seismic protection and isolation of wind-induced vibration.